Exhibit 23.1

                INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-35863 on Form S-3 and Registration Statements Nos. 33-24199, 33-36554, 33-4636, 33-41406, and
33-49882 on Form S-8, of Immucor, Inc. of our report dated July 21, 1995 appearing in this Annual Report on Form 10-K of Immucor, Inc. for the year ended May 31, 1995.


/s/ Deloitte & Touche LLP

Atlanta, Georgia
August 16, 1995